UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) September 21, 2004
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                               VITAL LIVING, INC.
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               (Exact Name of Registrant as Specified in Charter)

          Nevada                       000-33211                88-0485596
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(State or Other Jurisdiction          (Commission             (IRS Employer
    of Incorporation)                 File Number)           Identification No.)

5080 North 40th Street, Suite #105, Phoenix, Arizona                 85018
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     (Address of Principal Executive Offices)                     (Zip Code)

Registrant's telephone number, including area code    (602) 952-9909
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                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE.

      Stuart Benson, Chief Executive Officer of Vital Living, Inc. (the "Company"), announced in a taped interview with CEOcast, a company that provides original and syndicated streaming broadcast interviews of chief executive officers at public and private companies, that the Company currently anticipates that it will be operating on a cash flow positive basis by the end of 2004. In the interview, Mr. Benson indicated that the Company anticipates that its net loss will continue to decrease during the final quarter of 2004 as the Company's productive revenue streams will continue to increase. The decrease in net loss is partly due to the Company's continued cost-cutting efforts as well as its divestiture of certain non-core assets during the third quarter of 2004.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       VITAL LIVING, INC.

                                       By: /s/ Stuart A. Benson
                                           -------------------------------------
                                           Stuart A. Benson
                                           Chief Executive Officer

Date:  September 22, 2004